UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2026

TEXAS ROADHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50972	20-1083890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6040 Dutchmans Lane, Louisville, KY	40205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (502) 426-9984

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TXRH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)            On March 5, 2026, the Board of Directors (the “Board”) of Texas Roadhouse, Inc. (the “Company”), appointed Elizabeth K. Ingram to the Board. Ms. Ingram, age 55, was appointed to the Board because of her chief executive and board of directors experience as well as her extensive knowledge of the restaurant industry and marketing background. Ms. Ingram is the Chief Executive Officer and Chair of the Board of Directors of White Castle System, Inc., a restaurant chain with approximately 350 locations and a manufacturing business that sells products to retailers in all 50 states. She has served as CEO of White Castle System, Inc. since 2016 and Chair of the Board of Directors since 2021. Ms. Ingram has served on the Board of Directors of M/I Homes, Inc. (NYSE: MHO) since 2019, where she also serves as the chair of the audit committee and as a member of the executive compensation committee. She also serves as the Chair of the Board of Directors of OhioHealth, where she also serves as the chair of the compensation committee, and is a member of the governing committee for The Columbus Foundation. Ms. Ingram will not initially serve on any of the Board’s committees.

In connection with her appointment, the Board determined that Ms. Ingram qualifies as an independent director in accordance with the Nasdaq Stock Market’s Listing rules. There were no arrangements or understandings between Ms. Ingram and any other persons pursuant to which Ms. Ingram was selected as a director. Ms. Ingram does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On March 5, 2026, the Company issued a press release relating to the contents of this Current Report on Form 8-K. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits

99.1	Press Release issued by the Company on March 5, 2026.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

The information in this Current Report on Form 8-K at Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS ROADHOUSE, INC.

Date: March 5, 2026	By:	/s/ Gerald L. Morgan
Gerald L. Morgan
Chief Executive Officer and Executive Vice Chairman

3